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                                                                   EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Registration Statement of MidAmerican Funding, LLC on Form S-4 of our report dated January 11, 2000, on the consolidated balance sheet and statement of capitalization as of September 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Des Moines, Iowa
January 11, 2000